Exhibit 99.2
                                                                    ------------

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
_________________________________________x
                                          :
In re:                                    :     CHAPTER 11
                                          :
NTL INCORPORATED, et al.                  :     Case No. 02-41316 (ALG)
                                          :
                  Debtors.                :
_________________________________________x

                                      ORDER
                                      -----

            Upon the Emergency Motion (the "Motion") of Maxcor Financial Inc., Owl Creek Asset Management, L.P., JMB Capital Partners L.P., Highbridge/Zwirn Capital Management, LLC, and Salomon Brothers Holding Company (the "Movants") pursuant to Section 105(a) of the Bankruptcy Code and Rule 9024 of the Federal Rules of Bankruptcy Procedure for (i) Clarification of this Court's Order of November 20, 2002 (the "November 20 Order") authorizing modifications to the above captioned Reorganized Debtors' confirmed Second Amended Joint Plan of Reorganization (the "Plan"), and (ii) modification of the terms of certain "when-issued" trades of the securities issued pursuant to the Plan; and sufficient cause appearing therefor, it is hereby:

            ORDERED that a hearing (the "Hearing") shall be held on January 28, 2003 at 11:30 a.m. on the Motion and the requested clarification of the November 20 Order, to the effect that the modification of the Plan, as authorized by the November 20 Order, to effectuate a reverse stock split of the New NTL Common Stock (as defined in the Plan) shall provide for proportionate adjustment to any trades of the New NTL Common Stock on the "when-issued" market that were made or contemplated from the date of confirmation of the Plan (the "Confirmation Date") through and including the effective date of the reverse stock split; and it is further

                               Page 7 of 13 Pages

            ORDERED that pending the hearing and determination of the Motion, based on the Reorganized Debtors' election to implement a one for four reverse stock split on or about December 30, 2002, as reflected in the modified Second Amended Plan filed on January 10, 2003 (the "Modified Plan"), any given seller of New NTL Common Stock (as defined in the Plan) on the "when-issued" market (each trade hereinafter a "Transaction") may, in its discretion, settle the Transaction to which it is a party, and the buyer in that Transaction is required to accept such settlement, on the basis that would exist if such trades were amended and modified by (i) reducing the number of shares traded in each such Transaction to 25% of the number of shares originally traded in such Transaction, and (ii) by increasing the new per share price to 400% of the per share price of the original Transaction so that the total consideration in the Transaction remains the same; and it is further

            ORDERED that from and after the date and time that this Order is entered, all parties to Transactions to be settled in accordance with the preceding paragraph, and broker-dealers and custodians (other than registered clearing agencies and OMGEO) clearing and settling Transactions, shall enter appropriate instructions to the appropriate entity, including but not limited to clearing broker-dealers or custodians or others, and make all appropriate entries in their books and records and take all other actions reasonably necessary to enter additional transactions that will offset deliveries made in respect of such Transactions in excess of those necessary to effectuate the intended settlement, provided that all affected entities shall reserve any and all rights to object thereto at the Hearing and seek damages or other relief in connection therewith, further provided, and notwithstanding anything in this or the preceding paragraph, as between National Securities Clearing Corporation ("NSCC") and its members, all transactions due to settle on January 16, 2003 and thereafter, shall proceed in accordance with the rules and procedures of NSCC, and all entities that settle on that basis may also appear at the Hearing, be heard and seek damages or other relief; and it is further

                               Page 8 of 13 Pages

            ORDERED that as soon as practical but in any event no later than January 21, 2003, the Reorganized Debtors shall (a) serve a copy of this Order via overnight courier (or in respect of clause (iv) below, by electronic means) upon (i) the United States Trustee for the Southern District of New York; (ii) the Nasdaq Stock Market, Inc., and the National Association of Securities Dealers; (iii) all parties who filed notices of appearance in these cases; and
(iv) all entities which are members of NSCC; (b) post a copy of this Order through Bloomberg or a similar news-wire service; and (c) publish a copy of this Order in The Wall Street Journal (National Edition); and it is further

            ORDERED that any objections to the relief sought in the Motion or granted herein shall be filed on or before January 23, 2003 at 5:00 p.m. and served so as to be received by hand delivery, telecopy or e-mail by the same time by (i) Kenneth H. Eckstein, Esq., Kramer, Levin, Natfalis & Frankel, 919 Third Avenue, New York, New York 10022, counsel for the movants, and (ii) Kayalyn A. Marafioti, Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522, counsel for the Reorganized Debtors NTL Incorporated, et al; and it is further

            ORDERED that responses, if any, shall be filed on or before January 27, 2003 at 12:00 noon and served so as to be received by hand delivery, telecopy or e-mail by the same time by (i) Kayalyn A. Marafioti, Esq., Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522, counsel for the Reorganized Debtors NTL Incorporated, et al., and
(ii) any parties who filed objections to this order; and it is further

                               Page 9 of 13 Pages

            ORDERED that any party affected hereby may seek emergency relief from the terms hereof, for cause shown.


Dated: New York, New York
       January 16, 2003

                                    /s/ ALLAN L. GROPPER
                                    ---------------------------------------
                                    Honorable Allan L. Gropper
                                    United States Bankruptcy Judge


                              Page 10 of 13 Pages